Exhibit 99.1

Aerie Pharmaceuticals Completes Enrollment of Rocket 4

Phase 3 Clinical Trial of RhopressaTM (netarsudil ophthalmic solution) 0.02%

- Trial On Track for Topline 90-day Interim Efficacy Readout in Q4 2016 –

-Rocket 4 Designed for EU Filing; Not Required for US NDA Filing-

IRVINE, Calif. — (BUSINESS WIRE) — June 16, 2016 — Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class glaucoma therapies, today announced the completion of patient enrollment in Rocket 4, the Company’s Phase 3 clinical trial for RhopressaTM (netarsudil ophthalmic solution) 0.02% intended to satisfy filing requirements in Europe. RhopressaTM is a novel once-daily eye drop being tested for its ability to lower intraocular pressure (IOP) in patients with glaucoma or ocular hypertension. Rocket 4 achieved total enrollment of approximately 700 patients and is a two-arm 90-day efficacy study, comparing once-daily RhopressaTM for non-inferiority to twice-daily timolol. The range for the primary endpoint mirrors Aerie’s successful Rocket 2 trial, including patients with baseline IOPs ranging from above 20 mmHg (millimeters of mercury) to below 25 mmHg. Rocket 4 also includes a secondary endpoint range of baseline IOPs from above 20 mmHg to below 27 mmHg, and additionally a secondary endpoint timeframe of six months.

To ensure a proper cohort of patients in the study for primary and secondary endpoint purposes, Rocket 4 includes enrollment of patients with baseline IOPs up to 30 mmHg. Rocket 4 is designed to provide six-month safety data for a minimum of 300 patients on RhopressaTM to support expected future regulatory filing requirements in Europe. It is not required for the RhopressaTM NDA filing, which is on plan to be filed in the third-quarter of 2016. The 90-day interim topline efficacy results of this trial are expected to be reported in the fourth quarter of 2016, on schedule with the previously reported timeline.

“Rocket 4, while not needed for our RhopressaTM NDA filing expected to be submitted next quarter, is designed to provide adequate RhopressaTM safety data for our future expected filings with the European regulatory authorities. Europe represents a very large glaucoma market, and we expect to file for European approval of RhopressaTM in the second half of 2017,” said Vicente Anido, Jr., Ph.D., Chief Executive Officer and Chairman at Aerie.

About Rhopressa™

RhopressaTM (netarsudil ophthalmic solution) 0.02% is a novel eye drop that we believe, if approved, would become the only once-daily product available that specifically targets the trabecular meshwork, the eye’s primary fluid drain and the diseased tissue responsible for elevated IOP in glaucoma. Preclinical results have demonstrated that RhopressaTM also lowers episcleral venous pressure, which contributes approximately half of IOP in healthy subjects. Further, RhopressaTM provides an additional mechanism that reduces fluid production in the eye and therefore lowers IOP. Biochemically, RhopressaTM is known to inhibit both Rho Kinase (ROCK) and norepinephrine transporter (NET). Recent preclinical studies have shown that RhopressaTM may have disease-modifying properties, including an anti-fibrotic effect on the trabecular meshwork and the potential to increase perfusion of the trabecular meshwork. Preclinical research is also currently underway to evaluate the potential neuroprotective benefits of RhopressaTM. The representations above regarding the RhopressaTM mechanisms of action are the result of Aerie’s preclinical studies and clinical trials.

There are two Phase 3 registration trials (Rocket 2 and Rocket 1) for RhopressaTM required for the NDA filing that we expect to submit to the FDA in the third quarter of 2016. Rocket 2 will be the pivotal trial and Rocket 1 will be supportive for the NDA filing. Rocket 3 is a 12-month safety-only study in Canada which is currently in progress and not needed for NDA filing. Rocket 4, the subject of this release, commenced in late September 2015. Rocket 4 is designed to measure IOPs at 8 am, 10 am and 4 pm at week 2, week 6 and day 90 as the primary measurement points, with secondary IOP measurements at those same times of day at months four, five, and six.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye. Aerie’s two lead product candidates are once-daily IOP-lowering therapies with novel mechanisms of action to treat patients with glaucoma or ocular hypertension. It is expected that the NDA filing for RhopressaTM (netarsudil ophthalmic solution) 0.02% will take place in the third quarter of 2016. The second product candidate, RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, which is a fixed dose combination of RhopressaTM and widely prescribed PGA latanoprost, currently has two Phase 3 registration trials underway, named Mercury 1 and Mercury 2. If these trials are successful, a RoclatanTM NDA filing is expected to take place in the second half of 2017.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; our expectations regarding the commercialization of our product candidates; our expectations related to the use of proceeds from our initial public offering and the issuance and sale of our senior secured convertible notes and the issuance and sale of shares of our common stock in connection with our “at the market” sales agreements; our estimates regarding anticipated capital requirements and our needs for additional financing; the potential advantages of our product candidates; our plans to pursue development of our product candidates for additional indications and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma; our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products or product candidates. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). In particular, the preclinical research discussed in this press release is preliminary and the outcome of such preclinical studies may not be predictive of clinical outcomes. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-947-3540

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Investors

Ami Bavishi, 212-213-0006

abavishi@burnsmc.com

or

Media

Justin Jackson, 212-213-0006

jjackson@burnsmc.com

Source: Aerie Pharmaceuticals, Inc.